UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2023

ATLANTA BRAVES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41746	92-1284827
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock	BATRA	The Nasdaq Stock Market LLC
Series C Common Stock	BATRK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 6, 2023, Atlanta Braves Holdings, Inc. (“Atlanta Braves Holdings” or the “Company”) issued a press release announcing the commencement of a secondary public offering of an aggregate of 1,811,066 shares of Series C common stock, par value $0.01 per share, of the Company (the “Shares”) by J.P. Morgan Securities LLC, in its capacity as a stockholder (the “Selling Stockholder”), as well as a proposed sale of the Shares to J.P. Morgan Securities LLC (the “Underwriter”).

On November 6, 2023, the Company and the Selling Stockholder entered into an underwriting agreement (the “Underwriting Agreement”) with the Underwriter, relating to the secondary public offering (the “Offering”) of the Shares to be sold by the Selling Stockholder. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder in the Offering. The Underwriting Agreement contains certain customary representations, warranties and agreements by the Company and the Selling Stockholder, conditions to closing, indemnification rights and obligations of the parties and termination rights. The Underwriter and their affiliates have, from time to time, performed, and may in the future perform, various investment banking services for the Company for which they received or will receive customary fees and expenses.

On November 6, 2023, the Company issued a press release announcing the pricing of the Offering.

The Offering is being made pursuant to a shelf registration statement on Form S-1 (File No. 333-274438) filed with the Securities and Exchange Commission (the “SEC”) and which became effective on September 29, 2023 (the “Registration Statement”), a prospectus, dated September 29, 2023 and a preliminary prospectus supplement, dated November 6, 2023 and filed with the SEC on November 6, 2023.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This Current Report on Form 8-K and the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits attached hereto, includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the proposed exchange and offering of Atlanta Braves Holdings common stock. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Atlanta Braves Holdings expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Atlanta Braves Holdings’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Atlanta Braves Holdings, including in its Registration Statement on Form S-1 (File No. 333-274438), as amended, as such risk factors may be amended, supplemented or superseded from time to time by Atlanta Braves Holdings’ subsequent filings with the SEC, for additional information about Atlanta Braves Holdings and about the risks and uncertainties related to Atlanta Braves Holdings’ business which may affect the statements made in this communication.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 6, 2023.
99.2	Press Release, dated November 6, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2023

ATLANTA BRAVES HOLDINGS, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Senior Vice President